SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

CLASS B COMMON STOCK-GEN CIGAR HLDG INC

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                10/08/97           12,000-           31.8630
                                10/07/97            8,000-           30.6209
               THE GABELLI SMALL CAP GROWTH FUND
                                10/10/97            2,000-           32.8864
                                10/09/97            1,000-           33.1989
                                10/08/97            4,000-           31.8630
               THE GABELLI EQUITY INCOME FUND
                                10/02/97            1,000-           28.5740
          GAMCO INVESTORS, INC.
                                10/07/97            5,000-           30.7500
                                10/01/97            5,000-           28.7170
          GAMCO INVESTORS, INC.
                                10/09/97           10,000-           32.6950
                                10/08/97            5,000-           31.8125
                                10/08/97            3,891-           31.8785
                                10/08/97            8,000-           31.9531
                                10/08/97            5,000-           32.0000
                                10/08/97            3,000-           32.0313
                                10/08/97            5,000-           30.8000
                                10/07/97            1,000-           30.7500
                                10/07/97            5,000-           30.8125
                                10/06/97            1,000-           29.5000
                                10/06/97            6,000-           29.4375
                                10/02/97            3,445-           28.6714
                                10/02/97            8,000-           28.6250
                                10/01/97              945-           28.9213
                                10/01/97            2,567-           28.7170
                                10/01/97            2,005-           29.4375



          (1) ALL SALES WERE EFFECTED BY CONVERTING THE CLASS B SHARES INTO CLASS A SHARES AND SELLING THE CLASS A SHARES ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.


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